UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2005
BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-8897 (Commission File Number)	06-1119097 (I.R.S. Employer Identification No.)
300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive office) (Zip Code)
(614) 278-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 29, 2005, Big Lots, Inc. (the “Company”) promoted Lisa M. Bachmann to the position of Senior Vice President of Information Technology / Merchandise Planning. In connection with her promotion and consistent with Ms. Bachmann becoming an executive officer, as defined under Rule 3b-7 of the Securities Exchange Act of 1934, of the Company, Ms. Bachmann’s employment agreement dated February 1, 2004 (the “Employment Agreement”), is included herewith as Exhibit 10.1.
The Employment Agreement is intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from Ms. Bachmann. Under the terms of the Employment Agreement, Ms. Bachmann is entitled to receive a minimum base salary of $325,000, and is eligible to receive a bonus of up to 100% of her base salary. Ms. Bachmann’s base salary is not subject to an automatic increase, and a bonus is not payable under the Employment Agreement unless the Company achieves a minimum threshold of its performance targets. The Nominating and Compensation Committee (the “Committee”) of the Company’s Board of Directors annually reviews Ms. Bachmann’s performance to determine whether her salary and bonus should be adjusted; provided, however, that Ms. Bachmann’s base salary and bonus opportunities may not be reduced below the levels established in the Employment Agreement without her consent. After accounting for all adjustments made to date, Ms. Bachmann’s base salary is $375,000, and her bonus remains subject to a maximum of 100% of her base salary.
The Employment Agreement requires that Ms. Bachmann devote her full business time to the affairs of the Company and prohibits Ms. Bachmann from competing with the Company during her employment and for a one-year period thereafter. The period is reduced to six months in the event of termination of employment following a “Change in Control,” as such term is defined in the Employment Agreement.
Under the Employment Agreement, Ms. Bachmann’s employment may be terminated by the Company for cause, as defined therein. If Ms. Bachmann is terminated by the Company for cause, the Company has no further obligation to pay any compensation or to provide benefits to the terminated executive. Should Ms. Bachmann be terminated by the Company without cause, she will become entitled to receive continued salary payments and benefits for one year and will receive a pro-rata bonus (if a bonus is earned) for the fiscal year in which the termination occurs.
The Employment Agreement also provides that in the event Ms. Bachmann is terminated in connection with a Change in Control, she will receive a lump sum payment (net of any applicable withholding taxes) in an amount equal to two years salary and two years annual maximum bonus, and will be entitled to receive certain plan benefits for one year. A Change in Control of the Company would also cause Ms. Bachmann to receive a payment in the amount necessary to hold her harmless from the effects of Section 280G and 4999 of the Internal Revenue Code, which sections could subject the payments due under the Employment Agreement to excise tax liability. The compensation payable on account of a Change in Control may be subject to the deductibility limitations of Sections 162(m) and 280G of the Internal Revenue Code.
The Employment Agreement is furnished herewith as Exhibit 10.1. This summary of the Employment Agreement is qualified in its entirety by reference to Exhibit 10.1.
On January 6, 2005, the Company provided a retention package (the “Retention Package”) to certain of its officers (the “Affected Officers”), including Ms. Bachmann. The purpose of the Retention Package was to provide additional incentives for the Affected Officers to remain with the Company throughout the transition of the Chief Executive Officer position from Michael J. Potter to Steven S. Fishman. In accordance with the Retention Package, if the Affected Officer remains employed with the Company through February 1, 2006, or if the Affected Officer is involuntarily terminated before such date for any reason other than cause, he or she will receive a bonus. A bonus received by an Affected Officer pursuant to the Retention Package will reduce the Affected Officer’s bonus that would be otherwise received under the 1998 Big Lots, Inc. Key Associate Annual Incentive Compensation Plan for fiscal 2005. Ms. Bachmann’s bonus under the Retention Package is equal to 50% of her base salary as of January 28, 2006.
Also in connection with the Retention Package, the Affected Officers were awarded restricted common shares of the Company. The restricted stock grants were made in accordance with the Big Lots, Inc. 1996 Performance Incentive Plan and are subject to a Restricted Stock Award Agreement dated January 6, 2005. The restricted stock grants vest equally over a three year period and will fully vest if the Affected Officer is involuntarily terminated for any reason other than cause before the lapse of such three year period. The restricted stock grants will be forfeited, in whole or in part, as applicable, if the Affected Officer voluntarily terminates his or her employment or if the Affected Officer is involuntarily terminated for cause. Ms. Bachmann received 16,000 restricted common shares of the Company under the Retention Package.

The form of the Retention Package and the form of the Restricted Stock Award Agreement were furnished as exhibits to the Company’s Form 8-K dated January 6, 2005, each of which are incorporated herein. This summary of the Retention Package and Restricted Stock Award Agreement is qualified in its entirety by reference to Exhibit 10.2 and Exhibit 10.3.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)	The discussion of Ms. Bachmann’s promotion and the terms of the Employment Agreement set forth in response to Item 1.01 above are incorporated herein by reference. Since joining the Company in March 2002, Ms. Bachmann, 44, has served as the Company’s Senior Vice President of Merchandise Planning, Allocation and Presentation, and Senior Vice President of Merchandising Planning and Allocation. Prior to joining the Company, Ms. Bachmann was the Senior Vice President of Planning and Allocation for Ames Department Stores, a regional full-line discount retailer.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits. Exhibits marked with an asterisk (*) are filed herewith.

Exhibit No.	Description
10.1*	Employment Agreement with Lisa M. Bachmann.

10.2	Form of Retention Package (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 6, 2005).

10.3	Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated January 6, 2005).
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Dated: August 31, 2005	By:	/s/ Charles W. Haubiel II

Charles W. Haubiel II
Senior Vice President, General Counsel
and Corporate Secretary